UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 2, 2015

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UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1800 2nd Street, Suite 970

Sarasota, FL 34236

(Address of principal executive offices)

(941) 906-8580

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 2, 2015, Uniroyal Global Engineered Products, Inc. (“Uniroyal” or the “Company”), a leading supplier of vinyl coated fabric materials for the automotive and commercial industries, issued a press release announcing that it has completed the new production line at its United Kingdom facility to handle the growing demand of its European customer base. Along with other modifications at the facility, the Company has spent approximately $4.0 million on this state-of-the-art production line. The project commenced in early 2014 and recently started making first quality product after a period of thorough testing and qualification. The investment has resulted in increased capacity of 6.4 million yards per year. The facility, which has added approximately 7% to it manufacturing labor force this year, has experienced 15% growth in production year over year, and the new production line with its potential capacity should enable it to achieve its projected growth over the next three years. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 2, 2015, issued by Uniroyal Global Engineered Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

Dated: September 2, 2015	By:	/s/ Howard R. Curd
Howard R. Curd Chief Executive Officer

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